UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2014

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

(Exact name of Registrant as specified in its charter)

Delaware	001-33805	26-0354783
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

212-790-0041

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Other Events.

On November 13, 2014, Och-Ziff Finance Co. LLC (“Finance Co.”), an indirect subsidiary of Och-Ziff Capital Management Group LLC (“Och-Ziff” or the “Company”), priced the previously announced offering of senior notes. Finance Co. will issue $400,000,000 aggregate principal amount of 4.5% Senior Notes due 2019 at the public offering price of 99.417%. The notes are fully and unconditionally guaranteed on an unsecured basis by the Company’s indirect subsidiaries OZ Management LP, OZ Advisors LP and OZ Advisors II LP. Och-Ziff intends to use the net proceeds from the sale of the notes to repay all of the outstanding borrowings under the Company’s Delayed Draw Term Loan, with any remaining net proceeds to be used for general corporate purposes.

The notes were offered pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This Current Report on Form 8–K shall not constitute an offer to sell or a solicitation of an offer to purchase the notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

The information in this Current Report on Form 8–K is deemed “furnished” and not “filed” under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC (Registrant)

Date: November 13, 2014	By:	/s/ Joel M. Frank
	Name:	Joel M. Frank
	Title:	Chief Financial Officer, Senior Chief Operating Officer and Executive Managing Director